EXHIBIT 99.1

j2 Reports First Quarter 2017 Results

Achieves Record Quarterly Revenues (up 27.0% to $254.7 million vs. Q1 2016)

Announces Twenty-Third Consecutive Quarterly Dividend Increase

LOS ANGELES -- j2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the first quarter ended March 31, 2017 and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.3750 per share.

FIRST QUARTER 2017 RESULTS

Q1 2017 quarterly revenues increased 27.0% to an all time record of $254.7 million compared to $200.5 million for Q1 2016.

Net cash provided by operating activities decreased by 20.6% to $51.2 million compared to $64.5 million for Q1 2016. This decrease was driven by a $20.0 million payment of certain contingent compensation obligations of Everyday Health as well as payments of $22.0 million for general and acquisition related accrued expenses, specific to Everyday Health paid out in Q1 2017. Q1 2017 free cash flow(1) increased by 1.7% to $61.5 million compared to $60.5 million for Q1 2016 before the effects of payments associated with certain contingent compensation associated with the acquisition of Everyday Health.

GAAP earnings per diluted share(2) decreased 14.8% to $0.52 in Q1 2017 compared to $0.61 for Q1 2016. Adjusted non-GAAP earnings per diluted share(2)(3) for the quarter increased 13.3% to $1.19 compared to $1.05 for Q1 2016.

GAAP net income decreased by 13.7% to $25.8 million compared to $29.9 million for Q1 2016.

Quarterly Adjusted EBITDA(4) increased 14.8% to $99.5 million compared to $86.7 million for Q1 2016.

j2 ended the quarter with approximately $187.5 million in cash and investments after deploying approximately $23.5 million during the quarter for acquisitions and j2's regular quarterly dividend.

Key financial results for Q1 2017 versus Q1 2016 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q1 2017	Q1 2016	% Change
Revenues
Cloud Services	$140.4 million	$137.0 million	2.5%
Digital Media	$113.1 million	$62.3 million	81.5%
IP Licensing	$1.2 million	$1.2 million	—%
Total Revenue:	$254.7 million	$200.5 million	27.0%
Operating Income	$48.0 million	$53.3 million	(9.9)%
Net Cash Provided by Operating Activities	$51.2 million	$64.5 million	(20.6)%
Free Cash Flow (1)	$61.5 million	$60.5 million	1.7%
GAAP Earnings per Diluted Share (2)	$0.52	$0.61	(14.8)%
Adjusted Non-GAAP Earnings per Diluted Share (2) (3)	$1.19	$1.05	13.3%
GAAP Net Income	$25.8 million	$29.9 million	(13.7)%
Non-GAAP Net Income	$57.8 million	$51.4 million	12.5%
Adjusted EBITDA (4)	$99.5 million	$86.7 million	14.8%
Adjusted EBITDA Margin (4)	39.1%	43.2%	(4.1)%

"I'm very pleased to report record quarterly revenues of $255 million for the first quarter of 2017 putting us well on pace to be within our guidance in revenue in 2017," said Hemi Zucker, CEO of j2. "In addition, we are currently ahead of our adjusted non-GAAP diluted EPS estimates for the year. During the remainder of 2017, we will focus on realizing additional synergies from the integration of previously executed acquisitions while pursuing additional strategic acquisitions."

BUSINESS OUTLOOK

For fiscal 2017, the Company estimates that it will achieve revenues between $1.130 billion and $1.170 billion and Adjusted non-GAAP earnings per diluted share of between $5.60 and $6.00.

Adjusted non-GAAP earnings per diluted share for 2017 excludes share-based compensation of between $14 and $16 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2017 (exclusive of the release of reserves for uncertain tax positions) will be between 28.5% and 30.5%.

The Company has not reconciled the Adjusted non-GAAP earnings per diluted share and tax rate guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to costs related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable and significant impact on our future GAAP financial results.

DIVIDEND

j2's Board of Directors approved a quarterly cash dividend of $0.3750 per common share, a $0.01, or 2.7% increase versus last quarter's dividend. This is j2's twenty-third consecutive quarterly dividend increase since its first quarterly dividend in September 2011. The dividend will be paid on June 2, 2017 to all shareholders of record as of the close of business on May 19, 2017. Future dividends will be subject to Board approval.

Notes:

(1)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)
The estimated GAAP effective tax rates were approximately 26.7% for Q1 2017 and 30.3% for Q1 2016. The estimated Adjusted non-GAAP effective tax rates were approximately 29.1% for Q1 2017 and 29.1% for Q1 2016.

(3)
For Q1 2017, Adjusted non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles, additional tax expense (benefit) from prior years and diluted effect of convertible debt, in each case net of tax, totaling $0.67 per diluted share. For Q1 2016, Adjusted non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles and additional tax expense (benefit) from prior years, in each case net of tax, totaling $0.44 per diluted share.

(4)
Adjusted EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS referred to in Note (3) above. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) provides Internet services through two segments: Business Cloud Services and Digital Media. The Business Cloud Services segment offers Internet fax, virtual phone, unified communications, hosted email, email marketing, online backup and CRM solutions. It markets its services principally under the brand names eFax ®, eVoice ®, Onebox ®, FuseMail ®, Campaigner ®, KeepItSafe ®, Livedrive® and LiveVault®, and operates a messaging network spanning 50 countries on six continents. The Digital Media segment offers technology, gaming, lifestyle and healthcare content through its digital properties, which include PCMag, IGN, AskMen, Speedtest, Offers, ExtremeTech, Geek, Toolbox, Techbargains, emedia, Salesify, Everyday Health and others. As of December 31, 2016, j2 had achieved 21 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:

Laura Hinson
j2 Global, Inc.
800-577-1790
press@j2.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2017 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company's ability to grow non-fax revenues, profitability and cash flows; the Company's ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company's revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2016 Annual Report on Form 10-K filed by j2 Global on March 1, 2017, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2017 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	March 31, 2017	December 31, 2016
ASSETS

Cash and cash equivalents	$187,409	$123,950
Short-term investments	65	60
Accounts receivable, net of allowances of $8,137 and $7,988, respectively	172,062	199,871
Prepaid expenses and other current assets	24,177	24,118
Total current assets	383,713	347,999
Property and equipment, net	69,714	68,094
Goodwill	1,138,700	1,122,810
Other purchased intangibles, net	497,200	511,691
Deferred income taxes, non-current	6,912	5,289
Other assets	6,313	6,445
TOTAL ASSETS	$2,102,552	$2,062,328

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses	$145,927	$178,071
Income taxes payable	21,599	16,753
Deferred revenue, current	85,431	80,384
Line of credit	224,123	178,817
Other current liabilities	34	64
Total current liabilities	477,114	454,089
Long-term debt	604,273	601,746
Deferred revenue, non-current	822	1,588
Liability for uncertain tax positions	47,178	46,537
Deferred income taxes, non-current	39,752	40,357
Other long-term liabilities	2,987	3,475
TOTAL LIABILITIES	1,172,126	1,147,792

Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	475	474
Additional paid-in capital	312,468	308,329
Retained earnings	668,550	660,382
Accumulated other comprehensive loss	(51,067)	(54,649)
TOTAL STOCKHOLDERS' EQUITY	930,426	914,536
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,102,552	$2,062,328

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2017	2016
Total revenues	$254,669	$200,502

Cost of revenues (1)	40,810	34,288
Gross profit	213,859	166,214

Operating expenses:
Sales and marketing (1)	77,477	48,112
Research, development and engineering (1)	11,752	8,988
General and administrative (1)	76,655	55,776
Total operating expenses	165,884	112,876
Income from operations	47,975	53,338
Interest expense, net	12,410	10,233
Other expense, net	323	126
Income before income taxes	35,242	42,979
Income tax expense	9,422	13,036
Net income	$25,820	$29,943

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.54	$0.62

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.52	$0.61

Basic weighted average shares outstanding	47,463,231	47,966,718
Diluted weighted average shares outstanding	48,766,031	48,238,098

(1) Includes share-based compensation expense as follows:
Cost of revenues	$117	$95
Sales and marketing	378	531
Research, development and engineering	238	207
General and administrative	2,881	1,976
Total	$3,614	$2,809

j2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$25,820	$29,943
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	39,323	27,174
Accretion and amortization of discount and premium of investments	—	331
Amortization of financing costs and discounts	2,853	2,370
Share-based compensation	3,614	2,809
Excess tax benefits from share-based compensation	—	(264)
Provision for doubtful accounts	2,640	2,825
Deferred income taxes, net	(2,361)	(3,101)
Loss on sale of available-for-sale investments	—	182
Decrease (increase) in:
Accounts receivable	25,110	15,773
Prepaid expenses and other current assets	(291)	370
Other assets	162	(715)
Increase (decrease) in:
Accounts payable and accrued expenses	(53,166)	(23,797)
Income taxes payable	4,795	6,360
Deferred revenue	2,384	1,250
Liability for uncertain tax positions	573	1,742
Other long-term liabilities	(265)	1,272
Net cash provided by operating activities	51,191	64,524
Cash flows from investing activities:
Purchase of certificates of deposit	(5)	—
Maturity of available-for-sale investments	—	26,224
Purchase of available-for-sale investments	—	(21,402)
Purchases of property and equipment	(9,660)	(4,321)
Acquisition of businesses, net of cash received	(3,563)	(47,989)
Purchases of intangible assets	(142)	(316)
Net cash used in investing activities	(13,370)	(47,804)
Cash flows from financing activities:
Proceeds from line of credit, net	44,981	—
Repurchases of common and restricted stock	(314)	(1,786)
Issuance of stock, net of costs	762	1,370
Excess tax benefits from share-based compensation	—	264
Dividends paid	(17,575)	(15,817)
Deferred payments for acquisitions	(2,299)	(14,386)
Other	(26)	(25)
Net cash provided by (used) in financing activities	25,529	(30,380)
Effect of exchange rate changes on cash and cash equivalents	109	885
Net change in cash and cash equivalents	63,459	(12,775)
Cash and cash equivalents at beginning of period	123,950	255,530
Cash and cash equivalents at end of period	$187,409	$242,755

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications, net of tax: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; and (6) dilutive effect of the convertible debt.

	Three Months Ended March 31,
	2017	Per Diluted Share *	2016	Per Diluted Share *
Net income	$25,820	$0.52	$29,943	$0.61
Plus:
Share based compensation (1)	2,423	0.05	2,052	0.04
Acquisition related integration costs (2)	5,925	0.12	1,782	0.04
Interest costs (3)	1,265	0.03	1,333	0.03
Amortization (4)	22,333	0.47	16,319	0.34
Tax benefit from prior years (5)	—	—	(47)	(0.00)
Convertible debt dilution (6)	—	0.01	—	—
Adjusted non-GAAP net income	$57,766	$1.19	$51,382	$1.05

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; and (6) dilutive effect of the convertible debt.

	Three Months Ended March 31,
	2017	2016
Cost of revenues	$40,810	$34,288
Plus:
Share based compensation (1)	(117)	(95)
Acquisition related integration costs (2)	(195)	—
Amortization (4)	(1,118)	(1,245)
Adjusted non-GAAP cost of revenues	$39,380	$32,948

Sales and marketing	$77,477	$48,112
Plus:
Share based compensation (1)	(378)	(531)
Acquisition related integration costs (2)	(1,438)	(543)
Adjusted non-GAAP sales and marketing	$75,661	$47,038

Research, Development and Engineering	$11,752	$8,988
Plus:
Share based compensation (1)	(238)	(207)
Acquisition related integration costs (2)	(578)	—
Adjusted non-GAAP research, development and engineering	$10,936	$8,781

General and administrative	$76,655	$55,776
Plus:
Share based compensation (1)	(2,881)	(1,976)
Acquisition related integration costs (2)	(6,404)	(2,052)
Amortization (4)	(30,857)	(21,056)
Tax benefit from prior years (5)	—	(750)
Adjusted non-GAAP general and administrative	$36,513	$29,942

Interest expense, net	$12,410	$10,233
Plus:
Interest costs (3)	(2,030)	(1,885)
Adjusted non-GAAP interest expense, net	$10,380	$8,348

Other expense (income), net	$323	$126
Plus:
Tax expense from prior years (5)	—	811
Adjusted non-GAAP other expense (income), net	$323	$937

Continues on next page

Continued from previous page

Income Tax Provision	$9,422	$13,036
Plus:
Share based compensation (1)	1,191	757
Acquisition related integration costs (2)	2,690	813
Interest costs (3)	765	552
Amortization (4)	9,642	5,982
Tax benefit from prior years (5)	—	(14)
Adjusted non-GAAP income tax provision	$23,710	$21,126

Total adjustments	$(31,946)	$(21,439)

GAAP earnings per diluted share	$0.52	$0.61
Adjustments *	$0.67	$0.44
Adjusted non-GAAP earnings per diluted share	$1.19	$1.05

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share ("EPS") as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP net income, and Adjusted non-GAAP diluted EPS (collectively the "Non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes.  In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company's non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its convertible senior notes of approximately 5.8% in its income statement. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Tax Benefits from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related FIN 48 accrual reversals. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted non-GAAP Other Expense (Income), Adjusted non-GAAP Income Tax Provision and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

j2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE MONTHS MONTHS ENDED MARCH 31, 2017 AND 2016
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended March 31,
	2017	2016

Net income	$25,820	$29,943
Plus:
Interest expense, net	12,410	10,233
Other expense (income), net	323	126
Income tax expense	9,422	13,036
Depreciation and amortization	39,323	27,174
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	3,614	2,809
Acquisition-related integration costs	8,613	2,595
Additional indirect tax expense from prior years	—	750

Adjusted EBITDA	$99,525	$86,666

Adjusted EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, and (3) additional indirect tax expense from prior years. We disclose Adjusted EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2017
Net cash provided by operating activities	$51,191	$—	$—	$—	$51,191
Less: Purchases of property and equipment	(9,660)	—	—	—	(9,660)
Add: Contingent compensation*	20,000	—	—	—	20,000
Free cash flows	$61,531	$—	$—	$—	$61,531

* Free cash flows of $61.5 million for Q1 2017 is before the effect of payments associated with certain contingent compensation associated with the acquisition of Everyday Health.

	Q1	Q2	Q3	Q4	YTD
2016
Net cash provided by operating activities	$64,524	$67,528	$60,488	$89,847	$282,387
Less: Purchases of property and equipment	(4,321)	(4,865)	(8,261)	(7,299)	(24,746)
Add: Excess tax benefit share-based compensation	264	833	974	200	2,271
Free cash flows	$60,467	$63,496	$53,201	$82,748	$259,912

The Company discloses Free Cash Flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2017
(UNAUDITED, IN THOUSANDS)

	Cloud Connect	Cloud Services	IP Licensing	Digital Media	j2 Global, Inc.	Total

Revenues
GAAP revenues	$93,632	$46,714	$1,198	$113,125	$—	$254,669

Gross profit
GAAP gross profit	$77,866	$33,383	$1,198	$101,412	$—	$213,859
Non-GAAP adjustments:
Share-based compensation	95	22	—	—	—	117
Amortization	14	1,104	—	—	—	1,118
Acquisition related integration costs	195	—	—	—	—	195
Adjusted non-GAAP gross profit	$78,170	$34,509	$1,198	$101,412	$—	$215,289

Operating profit
GAAP operating profit	$44,147	$12,715	$(555)	$(3,508)	$(4,824)	$47,975
Non-GAAP adjustments:
Share-based compensation	866	525	—	692	1,531	3,614
Acquisition related integration costs	850	—	—	7,765	—	8,615
Amortization	4,511	8,270	1,347	17,847	—	31,975
Adjusted non-GAAP operating profit	$50,374	$21,510	$792	$22,796	$(3,293)	$92,179

Depreciation	1,372	1,264	—	4,710	—	7,346
Adjusted EBITDA	$51,746	$22,774	$792	$27,506	$(3,293)	$99,525

NOTE: Table above excludes certain intercompany allocations

  j2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2016
(UNAUDITED, IN THOUSANDS)

	Cloud Connect	Cloud Services	IP Licensing	Digital Media	j2 Global, Inc.	Total

Revenues
GAAP revenues	$90,244	$46,719	$1,176	$62,363	$—	$200,502

Gross profit
GAAP gross profit	$75,106	$32,880	$1,172	$57,056	$—	$166,214
Non-GAAP adjustments:
Share-based compensation	95	—	—	—	—	95
Amortization	122	1,123	—	—	—	1,245
Adjusted non-GAAP gross profit	$75,323	$34,003	$1,172	$57,056	$—	$167,554

Operating profit
GAAP operating profit	$40,471	$11,069	$(1,217)	$7,687	$(4,672)	$53,338
Non-GAAP adjustments:
Share-based compensation	1,255	—	—	376	1,178	2,809
Acquisition related integration costs	—	—	—	2,595	—	2,595
Amortization	4,213	9,257	1,614	7,217	—	22,301
Additional Tax Expense (Benefit) from Prior Years	750	—	—	—	—	750
Adjusted non-GAAP operating profit	$46,689	$20,326	$397	$17,875	$(3,494)	$81,793

Depreciation	1,359	1,059	—	2,455	—	4,873
Adjusted EBITDA	$48,048	$21,385	$397	$20,330	$(3,494)	$86,666

NOTE: Table above excludes certain intercompany allocations